Exhibit 16.1

                                   LAW OFFICES

                           JOEL BERNSTEIN, ESQ., P.A.

11900 Biscayne Blvd., Suite 604                     Telephone:     305.892.1122
Miami, Florida 33181                                Facsimile:     305.892.0822


June 4, 2003


Via Fax - 954-474-8500
Thomas E. Sewell, CPA
Sewell and Company, PA
7705 Davie Road Extension
Hollywood, Florida 33024

Re: Dairene International

Dear Tom:

Following up on our telephone conversation enclosed is a draft of Form 8-K for Dairene International announcing the resignation of Sewell and Company, P.A. as of January 3, 2003. In accordance with SEC regulations the report indicates that your audit did not contain any adverse opinion or disclaimer of opinion, etc. and there were no disagreements on any matter on accounting principals or practices, etc.

Would you please address the letter to the Securities and Exchange Commission, Washington, D.C. 20549 stating whether or not you agree with the statements contained in the attached Form 8-K draft.

Your prompt attention to this matter would be appreciated. Please contact me if you require any further information.

                                       Very truly yours,



                                       /s/ Joel Bernstein, Esq., P.A.
                                       ------------------------------
                                       Joel Bernstein, Esq., P.A.

JB:jm